Exhibit 99.1

PRESS RELEASE

INX Announces Record Second Quarter Results

HOUSTON--(BUSINESS WIRE)--August 12, 2008--INX Inc. (Nasdaq: INXI; the “Company”; or “INX”) today announced record revenue and earnings for its second quarter ended June 30, 2008.

In summary, for the quarter ended June 30, 2008 compared to the same period in the prior year:

•	Total revenue increased 19.1% to $64.0 million from $53.7 million.
▪
Product revenue increased 9.6% to $51.4 million from $46.9 million, with gross profit on product revenue increasing 23.8% to $9.7 million, or 19.0% of product revenue, compared to $7.9 million, or 16.8% of product revenue.

▪
Service revenue increased 84.5% to $12.6 million from $6.8 million, with gross profit on service revenue increasing 84.9% to $4.0 million, or 31.7% of service revenue, compared to $2.2 million, or 31.7% of service revenue.

•	Gross profit on total revenue increased 36.9% to $13.8 million, or 21.5% of total revenue, compared to $10.0 million, or 18.7% of total revenue.
•	Operating income increased 87.5% to $1.9 million, or 2.9% of total revenue, compared to $1.0 million, or 1.9% of total revenue.
•	Net income from continuing operations before income taxes increased 71.9% to $1.8 million compared to $1.0 million.
•	Income tax was $680,000 compared to $7,000.
•	Net income was $1.1 million compared to $1.0 million.
•	Diluted earnings per share from continuing operations was $0.13 compared to $0.13.
•	Diluted earnings per share was $0.13 compared to $0.13.
•	On a non-GAAP basis (as defined below):
▪	Non-GAAP net income increased 75.8% to $2.1 million compared to $1.2 million.
▪	Non-GAAP diluted earnings per share was $0.25 compared to $0.16.

In summary, for the six months ended June 30, 2008 compared to the same period in the prior year:

•	Total revenue increased 24.4% to $123.6 million from $99.4 million.
▪
Product revenue increased 17.9% to $101.9 million from $86.5 million, with gross profit on product revenue increasing 25.6% to $19.0 million, or 18.6% of product revenue, compared to $15.1 million, or 17.5% of product revenue.

▪
Service revenue increased 68.3% to $21.7 million from $12.9 million, with gross profit on service revenue increasing 101.0% to $6.9 million, or 31.9% of service revenue, compared to $3.4 million, or 26.7% of service revenue.

•	Gross profit on total revenue increased 39.6% to $25.9 million, or 20.9% of total revenue, compared to $18.6 million, or 18.7% of total revenue.
•	Operating income increased 172.3% to $3.6 million, or 2.9% of total revenue, compared to $1.3 million, or 1.4% of total revenue.
•	Net income from continuing operations before income taxes increased 156.3% to $3.5 million compared to $1.4 million.
•	Income tax was $1.4 million compared to $14,000.
•	Net income was $2.1 million compared to $1.4 million.
•	Diluted earnings per share from continuing operations was $0.26 compared to $0.17.
•	Diluted earnings per share was $0.26 compared to $0.18.

•	On a non-GAAP basis (as defined below):
▪	Non-GAAP net income increased 137.5% to $4.0 million compared to $1.7 million.
▪	Non-GAAP diluted earnings per share was $0.49 compared to $0.22.

Commenting on the results, James Long, INX’s Chairman and CEO, said, “INX again posted record quarterly operating results.  We are particularly pleased with the higher growth rate in services revenue, and the improvement in gross and operating profit margins.  Operationally, the investments we made in 2007 and the first quarter of 2008 continuing building sales and engineering staffing levels helped to drive growth. While general market conditions remained somewhat difficult during the second quarter, INX continued to exceed the rate of growth of the industry segments in which we operate.”

Commenting further on the Company’s results and trends in the business, Mark Hilz, INX’s President and Chief Operating Officer, said, “The Company continued on its path of growth and operational improvement during the second quarter while continuing to invest for continued growth.  In May we increased our operating credit facility with Castle Pines Finance to support higher levels of revenue.  In June we introduced the addition of VMware-based virtualization solutions through the acquisition of AccessFlow, Inc., which we expect to become an important and material revenue source.  The relatively new areas of virtualization of computing and storage elements on the network present important new areas of opportunity for INX since the network will play a key role in enabling these technologies. Unified communications is still a relatively new technology and the capabilities of unified communications continue to increase. The growing use of video in enterprise networks is expected to dramatically increase bandwidth requirements for enterprise networks, requiring substantial enterprise network upgrades. While there continues to be a substantial degree of uncertainty in terms of general economic conditions, INX is fortunate to be focused in growing areas of technology that provide material productivity and cost savings benefits to enterprise organizations, which we are confident will provide an environment of continued growth in the areas in which INX is focused.”

OUTLOOK:

The following statements made by the Company are “forward-looking statements” and are subject to the Safe Harbor Statement set forth below.

As we have stated many times in the past, we continue to believe that the areas of technology in which INX is focused are areas that will continue to grow in spite of what is generally expected to be somewhat anemic general economic growth in the United States over the upcoming several quarters.  We believe that growth in spending on the areas of technology in which INX is focused, by INX’s target customer, the U.S. enterprise organization, is beginning to improve, and will continue to improve over the upcoming several quarters as compared to the somewhat slow industry growth over the past several quarters.  We continue to believe that our efforts towards creating a strong national presence, and our relatively recent introduction of select additional technology practice areas such as network security, network storage and virtualization, will result in continued growth opportunities for INX relative to overall industry growth.  We also continue to believe that INX’s financial strength and high degree of focus and expertise in the areas of technology in which the company specializes will continue to allow INX to gain market share, as we believe we have been able to do in the past.

One of our key long-term goals over the past year has been to improve operating profit margin percentage in order to grow operating profitability at a faster rate than revenue growth.  While we have made substantial progress towards this goal over the past year, there is still substantial room for improvement to reach our goal of 4% to 7% operating profit margin.  Our ability to achieve improvement of our operating profit margin through leverage of operating expenses is dependent upon our ability to increase revenue.

While improving operating profit margin percentage continues to be a significant goal for the organization, we also plan to continue to invest for continued growth in order to take advantage of somewhat unique market conditions that we believe currently exist.  We believe the industry in which we operate is in the late stages of what is now an almost year-long period of relatively slow growth and that enterprise customer demand is in the process of improving, and will generally strengthen over the upcoming twelve to eighteen months.  With credit availability somewhat constrained for some of our competitors due to turmoil in credit markets, we believe that INX’s financial strength will be a factor in our ability to gain market share over the next several quarters.

Based on completed revenue for the first month of our current third quarter, recent order bookings trends, current contracts backlog, and our estimated sales pipeline, we expect total revenue for our third quarter ending September 30, 2008 to be in the range of approximately $64 million to $69 million, an increase of approximately 23% to 33% compared to prior year period total revenue of $52.0 million, with services revenue making up between $10 million and $12 million of total revenue, representing year-over-year services revenue growth of approximately 48% to 77% compared to services revenue of $6.8 million for the prior year period.

CONFERENCE CALL AND WEBCAST:

An investor conference call is scheduled to begin at 10:30 a.m. Eastern Daylight Time today, August 12, 2008, to present the Company’s results and updated outlook as well as provide an opportunity to answer analyst’s and investors' questions in a public format.

James Long, Chairman and Chief Executive Officer; Mark Hilz, President and Chief Operating Officer; and Brian Fontana, Chief Financial Officer, are scheduled to be on the call to discuss the quarter's results and respond to investors' questions.

To access the conference call within the U.S., dial 877-809-2547. For international/toll access, dial 706-634-9510. The conference ID is 58066287.  The conference call will begin promptly at the scheduled time. Investors wishing to participate should call the telephone number at least five minutes prior to that time.

A slide presentation related to the information that will be presented on the call will be available for viewing during the conference call. To access the presentation via the web, participants should access www.INXI.com/Webcasts/Q208call at least ten (10) minutes prior to the call and log in to ensure web browser compatibility. Following the call, the above link will provide investors with the ability to access the presentation and listen to the conference call.

Beginning approximately one hour after the end of the conference call and ending on October 31, 2008, a replay of the conference call will be accessible by calling either 800-642-1687 from within the U.S., or 706-645-9291 for international/toll access. The conference ID for the replay is 58066287.  The replay of the conference call for listening via the Internet, as well as a PDF file of the slide presentation used during the call, will be available by the following morning, and until at least September 5, 2008, from the Company's web site at www.INXI.com/Webcasts/Q208call.  A transcript of the conference call is expected to be available within approximately 48 hours after the call at the above web site link.

SAFE HARBOR STATEMENT:

The statements contained in this document and conference call and related presentation that are not statements of historical fact including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on current expectations and are subject to a number of risks and uncertainties. We do not have contracts in hand that will generate the revenue that we expect for the current and future quarters for which we attempt to predict future events in the Outlook section of this press release above.  The actual results of the future events described in the forward-looking statements could differ materially from those stated in the forward-looking statements due to numerous factors, including:

•	Market and economic conditions, including capital expenditures by enterprises for network and telephone communications systems products and services.

•	Whether the Company obtains anticipated contracts and other business, the timing of obtaining same, and the size and profitability of such contracts and business.
•
The Company's ability to attract and retain key management, sales and technical staff, and to successfully manage its technical employee resources, which is key to maintaining gross margin on services revenue.

•	The Company's ability to finance its business operations.
•	Risks associated with the Company’s entry into new markets and the ability of the Company to increase revenues and gain market share in recently opened new markets.
•	The Company's ability to obtain sufficient volumes of products for resale and maintain its relationship with its key supplier, Cisco Systems, Inc.
•	The continuance of, and the Company’s ability to qualify for, sales incentive programs from its key supplier.
•
The Company's ability to identify suitable acquisition candidates and successfully integrate acquired companies, and the risk of unexpected liabilities or loss of customers and other unforeseeable risks associated with making acquisitions.

•	The Company’s ability to grow its revenues in newly opened and/or acquired offices in new markets.
•	The Company’s ability to manage its business in a manner that results in increased revenues without a proportional increase in costs of operating its business.
•	Unexpected customer contract cancellations.
•	Unexpected losses related to customer credit risk.
•	Uncertainties related to rapid changes in the information and communications technology industries.
•	Catastrophic events.
•
Other risks and uncertainties set forth from time to time in the Company's public statements and its most recent Annual Report filed with the SEC on Form 10-K, as such may be amended from time to time, which the Company makes available on its web site in PDF format at www.inxi.com/Information/sec.asp.

Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. The Company's past results of operations are not necessarily indicative of its operating results for any future periods. All information in this press release is as of August 12, 2008, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto, or any change in events, conditions or circumstances upon which any statement is based.

ABOUT INX INC.:

INX Inc. (NASDAQ: INXI) is an IT infrastructure Solutions firm delivering best-of-class “Business Ready Solutions” to enterprise organizations. We offer a suite of advanced technology solutions focused around the entire life-cycle of enterprise network and data center infrastructure. Our services are centered on the design, implementation and support of network infrastructure, including routing and switching, wireless, security, unified communications, and data center solutions such as storage and server virtualization. Our customers range from large enterprises organizations such as corporations, to public entities that include federal, state and local governmental agencies. Because of our focus, expertise and experience around implementing and supporting advanced technology solutions for enterprises, we believe we are well positioned to deliver superior solutions and services to our customers. Additional information about INX can be found on the Web at www.inxi.com.

CONTACT:

INX Inc.
Brian Fontana
Chief Financial Officer
713-795-2000
Brian.Fontana@INXI.com

ABOUT NON-GAAP MEASURES

In its communications with investors, the Company references certain non-GAAP financial measures, which differ from GAAP measurements by the amount of non-cash equity compensation from continuing operations, non-cash income tax expense associated with continuing operations, and discontinued operations.  The Company believes that providing non-GAAP net income in its communications with investors is useful to investors for a number of reasons.  As presented, the non-GAAP net income provides a consistent basis of presentation for investors to understand the Company’s financial performance in comparison to historical periods using the same methodology and information that the Company’s management uses to evaluate the Company’s performance, which the Company believes is useful to investors. A reconciliation of non-GAAP financial measures to GAAP basis can be found below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
GAAP net income	$1,113	$1,034	$2,124	$1,400
Equity-based compensation expense from continuing operations	414	191	726	356
Non-cash income tax expense from continuing operations	594	—	1,195	—
Discontinued operations	(10)	3	(14)	(59)
Non-GAAP net income	$2,111	$1,228	$4,031	$1,697
Non-GAAP net income per diluted share	$0.25	$0.16	$0.49	$0.22
Shares used in computing non-GAAP net income per diluted share	8,281,715	7,817,371	8,199,449	7,749,270

INX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2008	2007
Revenue:
Products	$51,430	$46,918
Services	12,561	6,809
Total revenue	63,991	53,727
Cost of products and services:
Products	41,664	39,029
Services	8,575	4,653
Total cost of products and services	50,239	43,682
Gross profit	13,752	10,045
Selling, general and administrative expenses	11,871	9,042
Operating income	1,881	1,003
Interest and other income (expense), net	(98)	41
Income from continuing operations before income taxes	1,783	1,044
Income tax expense	680	7
Net income from continuing operations	1,103	1,037
Income (loss) from discontinued operations, net of income taxes	10	(3)
Net income	$1,113	$1,034

Net income per share:
Basic:
Income from continuing operations	$0.15	$0.15
Income from discontinued operations, net of income taxes	—	—
Net income per share	$0.15	$0.15
Diluted:
Income from continuing operations	$0.13	$0.13
Income from discontinued operations, net of income taxes	—	—
Net income per share	$0.13	$0.13
Shares used in computing net income per share:
Basic	7,579,303	6,862,538
Diluted	8,281,715	7,817,371

INX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except share and per share amounts)
(Unaudited)

	Six Months Ended June 30,
	2008	2007
Revenue:
Products	$101,921	$86,468
Services	21,713	12,902
Total revenue	123,634	99,370
Cost of products and services:
Products	82,948	71,361
Services	14,787	9,457
Total cost of products and services	97,735	80,818
Gross profit	25,899	18,552
Selling, general and administrative expenses	22,255	17,214
Operating income	3,644	1,338
Interest and other income (expense), net	(171)	17
Income from continuing operations before income taxes	3,473	1,355
Income tax expense	1,363	14
Net income from continuing operations	2,110	1,341
Income from discontinued operations, net of income taxes	14	59
Net income	$2,124	$1,400

Net income per share:
Basic:
Income from continuing operations	$0.28	$0.20
Income from discontinued operations, net of income taxes	—	0.01
Net income per share	$0.28	$0.21
Diluted:
Income from continuing operations	$0.26	$0.17
Income from discontinued operations, net of income taxes	—	0.01
Net income per share	$0.26	$0.18
Shares used in computing net income per share:
Basic	7,565,104	6,762,681
Diluted	8,199,449	7,749,270

INX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value amounts)

	June 30, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$12,604	$9,340
Accounts receivable, net of allowance of $484 and $470	51,787	45,128
Inventory, net	1,147	1,439
Deferred income taxes	2,100	2,100
Other current assets	1,657	2,062
Total current assets	69,295	60,069
Property and equipment, net of accumulated depreciation of $4,351 and $3,728	5,019	4,421
Goodwill	21,010	16,603
Intangible and other assets, net of accumulated amortization of $1,889 and $1,592	4,758	3,148
Total assets	$100,082	$84,241

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Notes payable	$67	$6,200
Accounts payable	41,604	37,233
Accrued expenses	7,405	5,363
Other current liabilities	1,002	1,440
Total current liabilities	50,078	50,236
Long-term Liabilities:
Deferred income taxes	1,565	1,565
Other long-term liabilities	251	413
Total long-term liabilities	1,816	1,978
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 15,000,000 shares authorized, 8,750,145 and 7,548,892 shares issued	87	75
Additional paid-in capital	49,782	36,497
Common stock issuable	740	—
Accumulated deficit	(2,421)	(4,545)
Total stockholders’ equity	48,188	32,027
Total liabilities and stockholders’ equity	$100,082	$84,241